EXHIBIT 10.5

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment (this “Amendment”), dated as of                     , 2010, to the Investment Management Trust Agreement (as defined below) is made by and among Sports Properties Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of January 17, 2008 (the “Investment Management Trust Agreement”); and

WHEREAS, the parties desire to amend the Investment Management Trust Agreement upon the terms and conditions herein provided.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 1(i) of the Investment Management Trust Agreement shall be amended and restated in its entirety as follows:

“(i) commence liquidation of the Trust Account upon receipt of the Officers’ Certificate signed by the Chief Executive Officer and Chief Financial Officer in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein as part of the Company’s plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 1(i) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stock vote in favor of the Business Combination (as hereinafter defined). In all cases, the Trustee shall provide Banc of America with a copy of any Termination Letter, Officers’ Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. As used in this Agreement, the term “Business Combination” means (x) the acquisition by the Company, through merger, capital stock exchange, asset acquisition, stock purchase, exchangeable share transaction, joint venture or other similar business combination with, one or more domestic or international operating businesses in the sports, leisure and entertainment industries, as more fully described in the prospectus forming a part of the Registration Statement or (y) consummation of substantially all of the transactions contemplated by the Framework

Agreement, dated as of November 18, 2009, between the Company and Medallion Financial Corp. As of the date 24 months from the date of this Agreement, if the Company has failed to consummate a Business Combination (“Termination Date”), the Company shall commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and Banc of America, shall deliver a notice to Public Stockholders of record as of the Termination Date, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. Promptly thereafter, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.”

2.	Exhibit A of the Investment Management Trust Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3.	All other provisions of the Investment Management Trust Agreement shall continue in full force and effect from the date hereof until terminated in accordance with the terms of the Investment Management Trust Agreement.

4.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Investment Management Trust Agreement as required by Section 8(c) of the Investment Management Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Investment Management Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED:

BANC OF AMERICA SECURITIES, LLC

By:
Name:
Title:

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Frank A. Di Paolo

Re: Trust Account No. [    ] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Sports Properties Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of January 17, 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [            ] (“Target Business”) to consummate the transactions contemplated by the Business Agreement (the “Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”) and shall provide you with an Officers’ Certificate in accordance with Sections 1(i) and 3(e) of the Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

In accordance with paragraph A of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 50% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph B of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 3(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                     , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Banc of America shall direct in writing on the Consummation Date.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that (a) all of the conditions to closing of the Business Combination have been satisfied and the closing date for such Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and has been scheduled pursuant to the terms of the Business Agreement; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by Banc of America (collectively, the “Report”); and (iii) the Company and Banc of America shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent

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Discount, held in the Trust Account (“Instructions”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter, the Report, evidence of delivery of the Stock Certificates, the Officers’ Certificate and the Instructions in accordance with the terms of the Instructions. Notwithstanding the foregoing, upon verification of receipt by you of the Instructions, we hereby agree and acknowledge that the Property in the Trust Account shall be distributed as follows: (1) first, to Banc of America by wire transfer (or as otherwise directed by Banc of America) in immediately available funds, the aggregate amount equal to [                    ] and (2) thereafter, to any other Beneficiary in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and Banc of America of the same and, if the amount set forth in sub-clause (1) shall not have been paid in full, Banc of America and the Company shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or Banc of America. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date, as set forth in the notice.

Very truly yours,

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name: Tony Tavares
Title: President and Chief Executive Officer

By:
Name: Larry D. Hall
Title: Chief Financial Officer

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